Exhibit 32.1

SALISBURY BANCORP, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Salisbury Bancorp, Inc. (the “Corporation”), hereby certifies that the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 13, 2020

By /s/ Richard J. Cantele, Jr.

Richard J. Cantele, Jr.,

President and Chief Executive Officer

The undersigned officer of Salisbury Bancorp, Inc. (the “Corporation”), hereby certifies that the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

March 13, 2020

By /s/ peter albero

Peter Albero,

Chief Financial Officer

and Chief Accounting Officer